Exhibit 10.6

AMENDMENT TO LEASE AGREEMENT

[BRANCH LEASE]

THIS AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of January 7, 2016, by and between RBC Center II, GP (“Landlord”), a Tennessee general partnership, successor-in-interest to RBC Center II, LLC, and Reliant Bank (“Tenant”), a Tennessee state-chartered bank.

WITNESSETH

WHEREAS, RBC Center II, LLC and Tenant entered into that certain Lease Agreement dated as of April 1, 2010, also known as the Branch Lease, as amended by that certain Amendment to Lease Agreement dated June 1, 2011, with an effective date of April 1, 2010 (the “Lease Agreement”); and

WHEREAS, Landlord and Tenant have agreed to (i) extend the Expiration Date of the Lease from April 1, 2020 to April 1, 2026; and (ii) amend the Base Rental Adjustment to one percent (1%) per annum.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings set forth in the Lease Agreement.

2. Section 1(f) of the Lease is hereby deleted in its entirety and in lieu thereof shall read as follows:

“(f)	EXPIRATION DATE.

The Expiration Date of the Lease is April 1, 2026.”

3. Section 1(m) of the Lease is hereby deleted in its entirety and in lieu thereof shall read as follows:

“(m)	RENEWAL OPTION.

Tenant shall have the option, upon six (6) months’ prior written notice to Landlord, to renew the term of this Lease for one (1) renewal period of ten (10) years, commencing at midnight on the date on which the original term of this Lease expires, provided Tenant also agrees to renew the Operations Lease for an identical renewal term. If Tenant renews this Lease and if Tenant concurrently exercises its option to renew the Operations Lease, the rental rate applicable during the renewal term will be equal to the Base Rental plus the Base Rental Adjustment.”

4. Section 4 of the Lease Agreement is hereby deleted in its entirety and in lieu thereof shall read as follows:

“4.	BASE RENTAL ADJUSTMENT.

The Base Rental Adjustment shall be determined as of each anniversary of the Commencement Date of the Lease Term in the manner hereinafter provided (each such date being hereinafter called an “Adjustment Date,” and each one (1) year period from any given Adjustment Date through the day before the next succeeding Adjustment Date being herein called an “Adjustment Period”). Each such Base Rental Adjustment shall be payable in monthly installments in advance on the first day of every calendar month during the Adjustment Period for which such Base Rental Adjustment was determined. Landlord shall notify Tenant in writing of the monthly amount of the Rental Adjustment for each Adjustment Period as soon as practicable. For each Adjustment Period, the Base Rental Adjustment shall be an amount equal to the difference between (a) the original Base Rental and (b) the amount that the Base Rental would be if increased on each Adjustment Date by one percent (1%) per annum, compounded.”

5. Landlord and Tenant agree that the Base Rental Adjustment as amended by this Amendment shall apply to the determination of the Base Rental Adjustment for the lease year beginning April 1, 2016 and ending March 31, 2017.

6. Except as provided in this Amendment, all of the terms and conditions of the Lease Agreement shall remain in full force and effect. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee.

7. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective the day and year first above written.

LANDLORD: RBC CENTER II, GP successor by merger to RBC CENTER II, LLC By: /s/ David Paradise Its: Member	TENANT: RELIANT BANK By: /s/ J. Daniel Dellinger Its: EVP, Chief Financial Officer

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